Exhibit 99.1

Altiris Q4:05 Release

Version 9

Altiris Reports Fourth Quarter and Fiscal Year 2005 Financial Results

SALT LAKE CITY – February 1, 2006 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the fourth quarter and fiscal year ended December 31, 2005.

For the fourth quarter, the company reported total revenue of $45.6 million, which does not include $7.2 million in revenue which was deferred to the first quarter of 2006. The company reported a net loss for the fourth quarter of $2.3 million, or ($0.08) per basic share, including charges of $2.1 million for the amortization of acquired intellectual property, $987,000 for amortization of intangible assets, $1.1 million in stock-based compensation and $124,000 in restructuring charges. On a Non-GAAP basis, net income was $1.5 million, or $0.05 per diluted share, for the fourth quarter of 2005, excluding the above-mentioned charges and applying a tax rate of 35 percent.

During the quarter, the company bundled its security solutions into a select number of suites. The delivery of license keys on suites is automated, while the delivery of license keys on security solutions has been a manual process and the license keys on security solutions were not delivered on time. As a result, the company was required to defer the entire value of the bundled suites.

If this licensing issue did not occur, Altiris would have reported total revenue of $52.8 million and Non-GAAP net income of $6.2 million, or $0.21 per diluted share, for the fourth quarter of 2005.

“We completed the strongest quarter of business in our history and delivered revenues and earnings well above guidance,” commented Greg Butterfield, chairman and CEO of Altiris. “As a result of the licensing issues, however, we deferred $7.2 million in revenue on specific sales of Client Management Suite, Server Management Suite and Total Management Suite. We will now recognize this revenue in the first quarter of 2006 where we expect total revenue to be in the range of $55 to $58 million. For fiscal year 2006, we expect total revenue to be in the range of $217 to $227 million.

“The fourth quarter wraps up a productive year for Altiris where we significantly advanced our business. We had more product releases than any other year in our history and won numerous awards for our first-class solutions. We added key technologies to our portfolio of solutions and they have been well received by customers and partners. We focused our go-to-market efforts to take better advantage of new opportunities and intensified our competitive advantage.

“As the industry evolves toward on-demand computing or service oriented architectures, we believe we are well-positioned to provide open solutions that enable lifecycle integration, audit-ready security and automated IT operations in the new service-based delivery models. Our business is stronger than ever and we are optimistic about our ability to expand our opportunities in 2006,” concluded Butterfield.

For calendar year 2005, the Company reported total revenue of $187.6 million and net income of $4.5 million, including charges of $8.8 million for the amortization of acquired intellectual property, $4.0 for amortization of intangible assets, $5.9 million in stock-based compensation, $3.7 million in restructuring charges and write offs of in-process research and development charges, offset by $10.0 million in legal settlement awards. On a Non-GAAP basis, the Company reported net income of $13.8 million, or $0.48 per diluted share, for calendar year 2005, excluding the previously mentioned charges and awards.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s fourth quarter and 2005 year-end results today, Wednesday, February 1, 2006 beginning at 5:00 p.m. Eastern Time. To participate, please dial 866-249-6463. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 and entering passcode 11050642.

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call and Webcast as described above, we use or plan to discuss certain Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, restructuring charges and stock-based compensation. In addition, we used a Non-GAAP tax rate of 35 percent for the fourth quarters of 2005 and 2004.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage, secure and service desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and

UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, security and IT asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries. ManageFusion is a trademark of Altiris, Inc. in the U.S. and in other countries.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding our expectations for revenue and earnings in the first quarter of 2006 and fiscal year 2006, our position in the market to capitalize on new opportunities including the new service-based delivery models, and the strength of our business as we move into 2006. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, the following: uncertainty regarding the impact that FAS 123(R) may have on the calculation of shares used to calculate earnings per share; uncertainty concerning the reconciliation of the Non-GAAP revenue and earnings guidance to GAAP measures for the first quarter and fiscal year 2006; changes in the demand for our products; changes in economic conditions generally or technology spending in particular; changes in the competitive dynamics of our markets, including strategic alliances and consolidation among our competitors or strategic partners; deterioration of our relationships with Dell, HP, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners; our inability to develop and expand our VAR, systems integrator and other distribution channels; our inability to compete effectively in an increasingly competitive market; our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, which may result in unexpected fluctuations in our quarterly financial results; our inability to align our expenses with anticipated revenues and Company strategy; our inability to manage expenses; our inability to achieve the anticipated benefits of recently acquired businesses; slower than expected closure rates on larger transactions; disruptions in our business and operations as a result of acquisitions; difficulties and delays in product development and bringing products to market; the length and complexity of our product sales cycle; our failure to continue to meet the sophisticated and changing needs of our customers; risks inherent in doing business internationally; changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation, and does not intend, to update these forward-looking statements.

(TABLES TO FOLLOW)

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Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams, Vanessa Lehr
Altiris Inc.	The Blueshirt Group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
vanessa@blueshirtgroup.com

Altiris, Inc.

Consolidated Balance Sheets

(Unaudited)

(in 000’s)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and marketable securities	$153,269	$183,447
Accounts receivable, net	45,547	40,056
Prepaid expenses and other current assets	3,382	4,171
Deferred tax asset	851	1,757

Total current assets	203,049	229,431

Property and equipment, net	6,564	5,713
Intangible assets, net	33,936	26,516
Goodwill	67,615	16,425
Other assets	330	157

Total Assets	$311,494	$278,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,518	$994
Accounts payable	2,406	2,661
Accrued salaries and benefits	12,508	12,106
Other accrued expenses	5,988	13,951
Deferred revenue	57,270	38,007

Total current liabilities	79,690	67,719

Capital lease obligations, net of current portion	1,634	871
Other accrued expenses, non-current	57	-
Deferred tax liability, non-current	266	2,755
Deferred revenue, non-current	4,857	4,689

Total liabilities	86,504	76,034

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	216,876	194,789
Deferred compensation	(3,183)	(255)
Accumulated other comprehensive income	(401)	444
Retained earnings	11,695	7,227

Total stockholders’ equity	224,990	202,208

Total liabilities and stockholders’ equity	$311,494	$278,242

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2005	2004	2005	2004
Revenue:
Software	$22,498	$30,555	$103,449	$105,601
Services	23,103	17,879	84,191	60,964

Total revenue	45,601	48,434	187,640	166,565

Cost of revenue:
Software	755	322	1,333	1,162
Amortization of acquired intellectual properties	2,139	1,498	8,853	4,907
Services	8,185	5,876	27,447	20,654

Total cost of revenue	11,079	7,696	37,633	26,723

Gross profit	34,522	40,738	150,007	139,842

Operating expenses:
Sales and marketing	20,673	19,282	78,663	65,643
Research and development	9,306	7,841	39,366	31,414
General and administrative	5,193	4,533	21,443	14,718
Amortization of intangible assets	987	693	4,001	2,725
Restructuring charge	124	—	2,142	—
Write-off of in-process research and development	—	—	1,600	—
Stock-based compensation	1,148	157	5,942	613

Total operating expenses	37,431	32,506	153,157	115,113

Income (loss) from operations	(2,909)	8,232	(3,150)	24,729

Other income, net	820	1,613	11,839	2,647

Income (loss) before income taxes	(2,089)	9,845	8,689	27,376

Provision for income taxes	(210)	(3,296)	(4,221)	(10,652)

Net income (loss)	$(2,299)	$6,549	$4,468	$16,724

Basic net income (loss) per share	$(0.08)	$0.24	$0.16	$0.63

Diluted net income (loss) per share	$(0.08)	$0.23	$0.16	$0.61

Basic shares	27,926	26,997	27,593	26,612

Diluted shares	27,926	27,967	28,521	27,539

Non-GAAP ADJUSTMENTS

GAAP income (loss) before income taxes	$(2,089)	$9,845	$8,689	$27,376

Add back:
Amortization of acquired intellectual properties	2,139	1,498	8,853	4,907
Amortization of intangible assets	987	693	4,001	2,725
Write-off of in-process research and development	—	—	1,600	—
Restructuring charge	124	—	2,142	—
Symantec litigation settlement	—	—	(10,000)	—
Stock-based compensation	1,148	157	5,942	613

Non-GAAP income before income taxes	2,309	12,193	21,227	35,621

Non-GAAP provision for income taxes (35%)	(808)	(4,268)	(7,429)	(12,467)

Non-GAAP net income	$1,501	$7,925	$13,798	$23,154

Non-GAAP net income per share:
Basic	$0.05	$0.29	$0.50	$0.87

Diluted	$0.05	$0.28	$0.48	$0.84

Shares used to compute Non-GAAP net income per share:
Basic	27,926	26,997	27,593	26,612

Diluted	28,681	27,967	28,521	27,539